Exhibit 99.1

47 E Chicago Ave., # 332 Naperville, IL 60540-5360 +1.630.637.0315 NEWS RELEASE

FOR IMMEDIATE RELEASE

Broadwind appoints David P. Reiland as Chairman of the Board

Naperville, Ill., May 17, 2010—Broadwind Energy, Inc. (NASDAQ:BWEN) today announced the appointment of David P. Reiland as Chairman of its Board of Directors. Mr. Reiland, 56, has served as a member of the Company’s Board of Directors since April of 2008.

Mr. Reiland joined Magnetek (NYSE: MAG) in 1986 and served as Chief Executive Officer and President of Magnetek from 2006 to 2008, and continues to serve on its Board of Directors. Magnetek develops, manufactures and markets power and motion control systems, including systems that deliver power from renewable energy sources, including wind turbines, to the utility grid. Mr. Reiland currently chairs Broadwind’s Finance Committee and serves on the Audit and Executive Committees.

Broadwind CEO J. Cameron Drecoll stated, “We are delighted to announce Dave’s appointment as Chairman of the Board. He has played a key role since joining the Board two years ago, and has been instrumental in helping the Company navigate through the economic downturn and position itself for the recovering markets. Broadwind will further benefit from Dave’s financial acumen, manufacturing experience and wind energy knowledge.”

Mr. Reiland succeeds James M. Lindstrom as the Chairman of the Board of Directors. Mr. Lindstrom is an employee of Tontine Associates, LLC, an investment firm based in Greenwich, Connecticut that is affiliated with a group of investment funds that collectively are the Company’s largest stockholder (“Tontine”). Mr. Lindstrom resigned from the Company’s Board of Directors todayin connection with Tontine’s decision to distribute to its investors a portion of its ownership position in the Company. As disclosed in an amendment to Schedule 13D filed by Tontine with the Securities and Exchange Commission today, Tontine will distribute 20,012,836 shares of the Company’s common stock to Tontine investors that are not affiliated with Tontine. Following the distribution, Tontine will hold 19,950,800 shares or approximately 18.7% of the Company’s outstanding common stock, in its continuing investment fund and through other entities affiliated with Tontine. Except for Tontine and its affiliates, the distributions by Tontine will not result in any new stockholder of the Company holding in excess of 5% of the Company’s outstanding shares of common stock.

Newly appointed Chairman of the Board David Reiland said, “Tontine’s vision helped establish Broadwind as a key player in the U.S. wind industry, and we appreciate Jim’s commitment as Chairman in positioning the Company for long-term success as the wind energy market recovers.”

About Broadwind Energy, Inc.

Broadwind Energy, Inc., based in Naperville, Illinois, provides technologically advanced high-value products and services to the U.S. wind energy industry.Broadwind’s product and service portfolio provides customers, including wind turbine manufacturers, wind farm developers and wind farm operators, with access to a broad array of wind component and service offerings.These product and service offerings include wind turbine gearing systems, wind turbine structural towers, industrial products, technical services, precision repair and engineering services, and logistics.For more information on Broadwind Energy, please visit http://www.broadwindenergy.com

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. The Company’s forward looking statements may include or relate to the Company’s plans to grow its business; the sufficiency of the Company’s working capital; the Company’s use of proceeds from financing activities; and the Company’s expectations regarding the state of the wind energy market generally, as well as the Company’s expectations relating to the economic downturn and the potential impact on its business and the business of its customers. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement.

MEDIA & INVESTOR CONTACT: John Segvich, +1.630.637.0315, john.segvich@broadwindenergy.com